Exhibit 1.01
Trimble Inc.
Conflict Minerals Report for the Year Ended December 31, 2020
The following conflict minerals report contains forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.
This is the Conflict Minerals Report of Trimble Inc. for the 2020 calendar year in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.
Rule 13p-1 requires that all public companies report annually on the presence of certain minerals, characterized as conflict minerals, including tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), in the products that they manufacture or contract to manufacture, and demonstrate the proper level of due diligence in determining whether these minerals originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) or from scrap or recycled sources, and whether they directly or indirectly finance or benefit armed groups in the Covered Countries.
Introduction
Trimble provides technology solutions that enable professionals and field mobile workers to improve or transform their work processes. Our solutions, which can include a combination of hardware, software and services, are used across a range of industries including agriculture, architecture, civil engineering, construction, survey and geospatial, government, natural resources, transportation and utilities.
Representative Trimble customers include engineering and construction firms, contractors, surveying companies, farmers and agricultural companies, enterprise firms with large-scale fleets, energy and utility companies, and state, federal and municipal governments.
We design and manufacture, or have manufactured on our behalf, thousands of different hardware products ranging across multiple business divisions within our key business segments of Buildings and Infrastructure, Geospatial, Resources and Utilities, and Transportation. Many of these hardware products, which are typically based upon positioning or location technologies, including Global Navigation Satellite Systems (GNSS), lasers and optics, are built by our contract manufacturing partners.
Our contract manufacturing partners are responsible for significant material procurement, assembly, and testing. We generally manage product design and are involved in qualifying suppliers and key components used in our products. We are many levels removed from the mining or processing of minerals in our supply chain, however, and we do not directly source, or manage the sourcing of, raw materials, including conflict minerals.
Many of our hardware products are designed with printed circuit boards, connectors, sheet metal and other electrical mechanical assemblies that may contain conflict minerals. The components used in our products that contain these metals are required for the functionality of our products.
Trimble’s Conflict Minerals Program
Trimble is committed to sourcing components and materials from companies that share our values concerning human rights, ethics and environmental responsibility. Our Conflict Minerals Policy Statement, as well as our current Conflict Minerals Report, are published on our public website and available at:
www.trimble.com/Corporate/Compliance/compliance_resources
We focus our due diligence efforts on determining the source and chain of custody of conflict minerals in the components and materials that are supplied to us. Tracing conflict minerals back to their country of origin, though, is a complex task that requires, among other things, screening for the possible presence of 3TG in parts or materials provided by our contract manufacturers and direct suppliers (which we refer to as “in-scope suppliers”), and then surveying such in-scope suppliers to understand what programs they have in place for tracing the source of minerals included in products or components supplied to us. Suppliers are deemed out-of- scope and not surveyed if they only provide software, plastic, packaging materials or other items that do not contain 3TG.
Trimble uses as its standard reporting template, and requires its in-scope suppliers to use, the Responsible Minerals Initiative’s (“RMI”) reporting template to identify whether in-source suppliers source 3TG from the Covered Countries or from recycled or scrap sources. The RMI reporting template is a key part of our due diligence efforts and is used to determine the source and chain of custody of 3TG in the components and materials that are supplied to us. We rely on the information provided through the RMI reporting template by our supply chain, as well as smelter information provided by the RMI and other industry organizations, to complete our Conflict Minerals Report.
As part of our supplier risk assessment, we require new suppliers to go through a screening and approval process so we can assess their use of 3TG and determine whether they are in-scope suppliers. We provide an initial survey to assess their use of 3TG and to understand their business processes. We also inform new suppliers of our “Supplier Requirements for the Sourcing of Conflict Minerals,” which further describe our Conflict Minerals Program goals and expectations. Additionally, we have established a Supplier Code of Conduct, which is based upon the Responsible Business Alliance’s Code of Conduct.
Trimble requires in-scope suppliers to source from smelters that are either conformant with the Responsible Minerals Assurance Process (“RMAP”), have undergone another recognized third-party audit program (such as the London Bullion Market Association (LBMA) or the Responsible Jewellery Council (RJC)), or are in the process of achieving audit conformance. In the event of non-conformance by an in-scope supplier, we require the supplier to pursue corrective actions, and, in the event of continued non-conformance, we may consider termination of the supplier.
Reasonable Country of Origin Inquiry (“RCOI”)
Since conflict minerals are necessary to the functionality of many of our hardware products, we conducted an RCOI to determine the origin of the 3TG present in our products delivered to customers.
Given the complex nature of our supply chain and our extensive parts inventory, we assess our in-scope suppliers in three separate phases: (i) we first assess suppliers of parts containing 3TG that are used in the bill of materials for products that we are actively producing; (ii) we then review those suppliers that manufacture and sell to us their parts and components; and (iii) finally, we review suppliers of the companies and businesses that we acquire.
After conducting our three-phase assessment, we requested in-scope suppliers to provide us with information using the RMI reporting template. We received a 95% response rate, which is similar to our previous year’s response rate. Based on the responses from our in-scope suppliers and a review and analysis of the responses against RMI’s RMAP Conformant Smelters & Refiners list, which provides sourcing information and audit status for certified smelters (as well as sourcing information for LBMA and RJC audited smelters) we concluded that, of the identified smelters:
82% were identified as being Conformant (i.e. smelters that have completed an audit and conform with RMAP or another third-party program).
Of these Conformant smelters, 36% reported sourcing from Covered Countries.
Based on our internal assessment of in-scope suppliers and the RMI reporting template information we received back from our in-scope suppliers, we determined that it was necessary to exercise due diligence to determine the source and chain of custody of the conflict minerals contained in our products.
Trimble Due Diligence
We have designed our due diligence program to conform, in all material respects, with the framework in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition),” and the related supplements, published by the Organisation for Economic Co-operation and Development (OECD).

The worldwide COVID-19 coronavirus pandemic in 2020 significantly impacted the operation of mines and processing facilities and disrupted mineral resource supply chains. In addition to facility closures and disruption to international shipments of minerals, there was also a significant impact on the ability of organizations to assess smelters and conduct audits in the face of local quarantines and closures. This impacted the accuracy and completeness of information available to us in conducting our due diligence activities for 2020.
The following describes Trimble’s due diligence activities for the 2020 reporting year.
Step 1: Establish Strong Company Management Systems
•We have made our Conflict Minerals Policy, described above, publicly available on our website.
•We have established a team that is responsible for administering our Conflict Minerals Program. Our team is supported by, and works closely with, our third-party vendor, MetricStream. Our team consists of personnel from our corporate operation’s group, including representatives from our quality, internal audit and global commodity management departments, and works with our specific business area buyers and product managers to address supplier risks and disclosure issues.
•If suppliers are unresponsive or do not provide the requested information, we have a process for escalating the matter to increasingly senior levels of management and considering corrective actions for suppliers that do not meet our stated expectations.
•We have established “Supplier Requirements for the Sourcing of Conflict Minerals,” which we communicate to our suppliers and require them to follow. We also engage suppliers by providing conflict minerals training and orientation materials to assist our suppliers in completing the RMI reporting template and provide support to answer suppliers’ questions. We maintain a conflict minerals resource page with links to resources about the conflict minerals law, the reporting template and our contact information for conflict minerals related inquiries: www.trimble.com/Corporate/Compliance/compliance_resources.
•Our template terms of purchase require suppliers to assist us in complying with applicable provisions of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act such as notifying us of their use of conflict minerals.
•We report on the status and progress of our Conflict Minerals Program during our operation group’s quarterly business and executive-level review meetings.
•Our Conflict Minerals Program, as an established internal process, is subject to oversight by our internal audit group.
Step 2: Identify and Assess Risk in the Supply Chain
•We requested each in-scope supplier to complete and return a reporting template so that we could survey our supply chain and obtain information about the smelters and refiners (which we collectively refer to as “smelters” throughout this report), and mines or locations of origin, of the 3TG used in our products. We identified the standardized reporting template developed by RMI as the best method for collecting information about Trimble’s suppliers to identify and assess risks.
•We tracked responses from in-scope suppliers and initially categorized suppliers according to whether they provided in their responses: (i) legitimate smelter information, or (ii) inconsistent or incomplete information about smelters that required further investigation.
•We used RMI’s smelters and refiners database to obtain conflict minerals sourcing information for the smelters identified on the completed reporting templates from our in-scope suppliers.
•We followed a defined process for reviewing and evaluating reporting template responses, including procedures to address incomplete or vague answers and to follow up with suppliers, as necessary.
•We identified any “high risk” suppliers that require additional attention by focusing on suppliers that: (i) list smelters that are in the Covered Countries and are not found on the RMAP Conformant Smelters & Refiners list. (ii) list smelters that have been found to be non-conformant with the RMAP or similar third- party audit programs, (iii) list unresponsive smelters that are unwilling to undertake compliance with the

RMAP or another third-party audit program, or (iv) list smelters that we identified through our trade compliance screening as smelters that may be financed by a U.S.-embargoed or -sanctioned country, or that are identified as potentially supporting armed conflict or human rights violations.
Step 3: Design and Implement a Strategy to Respond to Identified Risks
•We obtained updated smelter status data from RMI’s smelters and refiners database and compared supplier provided information against such data. Smelters found not in conformance with the RMAP or other independent third-party audit programs (such as the Tin Supply Chain Initiative List and the London Bullion Market Good Delivery Lists) were flagged for further due diligence.
•Any supplier that Trimble identified as “high risk” underwent further investigation and was subject to additional risk mitigation requests by Trimble.
•We informed our in-scope suppliers of identified high risk smelters and requested our suppliers to conduct further due diligence and to work with their supply chains to ensure compliance, such as by requesting impacted suppliers to utilize RMI’s smelter outreach letter in reaching out to non-certified smelters and press them for compliance, or to find substitute smelters.
•We require high risk suppliers to commit to and implement a corrective action plan within a reasonable time frame, and if such plan is deemed ineffective or there is no progress made, at the discretion of management, the supplier is subject to suspension or termination.
•We participate in and support RMI’s working groups on smelter due diligence practices for risk mitigation.
Step 4: Carry Out Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
•We are a member of RMI and rely on RMI’s data to validate the audit status and sourcing information of smelters.
•We conduct our own due diligence through publicly available information regarding identified high risk smelters to validate the existence and assess the conflict status of smelters.
•We address conflict minerals in our general supplier audits, focusing on supplier reporting template responses and due diligence programs.
Step 5: Report on supply chain due diligence
•Our annual Conflict Minerals Report is publicly accessible on our website.
•We remind “high risk” suppliers of our expectations for the upcoming 2021 conflict minerals reporting period and emphasize our requirements and goals.
Results of Due Diligence
Based on the responses received from suppliers, we identified a total of 333 smelters within our supply chain that were potential sources of 3TG for our suppliers.
We utilized RMI’s smelters database to obtain recent smelter audit status as of February 22, 2021. The table below summarizes the status of smelters that were identified through the information provided by our in-scope suppliers. Trimble has adopted the same audit status designations utilized by RMI to categorize audit compliance status. “Conformant” smelters are those that have completed an audit and conform with RMAP or other third party programs. “Active” smelters are those that are engaging with RMAP or other third party auditors to achieve compliance. “In Communication” refers to smelters that are not certified, but which demonstrate interest in participating in an audit program. “Alleged” are smelters that are not certified and have not yet even been verified to be a true smelter or still in business. “Non- Conformant” are those smelters that have been identified as having non-conformant audit results.
Schedule A lists all of the verified smelters reported by our in-scope suppliers that we believe processed 3TG which may have been used in Trimble products during the 2020 reporting period.

2020 Trimble Smelters or Refiners Audit Status

Metal:	Smelter Status:
	Conformant Smelters	Active Smelters	In Communication Smelters	Alleged Smelters	Non-Conformant Smelters
Gold	108	4	13	42	4
Tantalum	37	—	—	—	—
Tin	54	8	2	7	4
Tungsten	41	6	1	2	—
Total	240	18	16	51	8

Of the 333 entities identified as smelters or alleged smelters, 240 smelters had associated mine disclosure information that was provided to us by RMI. From this information, we determined that 135 of those smelters did not source 3TG from the Covered Countries. For the 105 smelters that sourced 3TG from Covered Countries, we determined that they were certified as Conformant by RMI.
Trimble identified certain smelters as potentially high risk in its supply chain, and requested follow-up actions from 53 in-scope suppliers that listed at least one of the smelters identified as high risk. All 53 suppliers have either completed due diligence follow-up actions, acknowledged Trimble’s requests and outlined their action plans for further due diligence, or have reported utilizing smelters that are not located in Covered Countries. Trimble continues to monitor the progress of these suppliers and will consider additional action if warranted.
Determination
Based on the measures we have taken, as described above, we do not have sufficient information to determine the country of origin of all of the 3TG contained in our products. Not all of the RMAP Conformant smelters disclosed the origin of their minerals. In addition, the information provided by some suppliers was incomplete and unverifiable, and certain smelters identified by suppliers were not recognized by RMI or were unknown to us so we were unable to determine the origin of minerals processed by such smelters.
However, based on the information provided by our suppliers, as well as information from RMI and other third party sources, we believe the origin of 3TG processed by smelters known to us and contained in our products include the countries listed in Schedule B. As discussed above, the known smelters for which we had mine disclosure information, and that we believe processed 3TG originating from the Covered Countries, were all certified Conformant by RMI. In addition, we are not aware of any instance where 3TG sourced from the Covered Countries directly or indirectly financed or benefited armed groups.
Future Due Diligence Measures
We intend to take the following measures in 2021 to further mitigate the risk that conflict minerals in our products could directly or indirectly finance or benefit armed groups in the Covered Countries:
•Continue to work to increase the response rate and quality of supplier responses by: working directly with our suppliers on the completion of their RMI reporting templates including direct engagement of our strategic key suppliers and providing additional conflict minerals training to suppliers who have been unable to provide sufficient response quality.
•Encourage suppliers to adopt best practices for the responsible sourcing of materials, and to direct all smelters in their supply chains to participate in the RMAP or similar third-party audit program.
•Monitor the progress of suppliers with high risk smelters identified within their supply chains.
•Continue to communicate with our suppliers regarding Trimble’s Conflict Minerals Policy and Supplier Requirements for the Sourcing of Conflict Minerals to ensure that suppliers appropriately assess their supply chains, in keeping with the principles of responsible sourcing and corporate social responsibility underlying Trimble’s Conflict Minerals Program.

•Review our supplier risk mitigation process to assess remedial and corrective actions that we may take to address situations where suppliers are unresponsive, provide incomplete information or continue to source from unknown smelters.
•Continue monitoring our supply chain activities, keep current with changes or updates in relevant laws and guidance, and update our related policies and procedures as appropriate.

Schedule A
Verified Smelters and Refiners

Metal	Smelter Name	Country
Gold	8853 S.P.A.	ITALY
Gold	Abington Reldan Metals, Llc	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery Dmcc	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-Und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining And Metallurgical Complex (Ammc)	UZBEKISTAN
Gold	Anglogold Ashanti Corrego Do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Au Traders And Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis Ag	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	PHILIPPINES
Gold	Boliden Ab	SWEDEN
Gold	C. Hafner Gmbh + Co. Kg	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.P.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Dijllah Gold Refinery Fzc	UNITED ARAB EMIRATES
Gold	Doduco Contacts And Refining Gmbh	GERMANY
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	Ds Pretech Co., Ltd.	KOREA, REPUBLIC OF
Gold	Dsc (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold Dmcc	UNITED ARAB EMIRATES
Gold	Fidelity Printers And Refiners Ltd.	ZIMBABWE
Gold	Gcc Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery Of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heesung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule Gmbh	GERMANY

Gold	Henan Zhongyuan Gold Smelter Of Zhongjin Gold Corporation Limited	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Hunan Chenzhou	GERMANY
Gold	Hwaseong Cj Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc. (Usa)	UNITED STATES OF AMERICA
Gold	Jsc Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Jsc Uralelectromed	RUSSIAN FEDERATION
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting Llc	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper Llc	UNITED STATES OF AMERICA
Gold	Kghm Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Kagaku Yakuhin Co., Ltd	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn Jsc	KYRGYZSTAN
Gold	Lazurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Ls-Nikko Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Md Overseas	INDIA
Gold	Metal Concentrators Sa (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Usa Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mmtc-Pamp India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris And Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining And Metallurgical Combinat	UZBEKISTAN
Gold	Nh Recytech Company	KOREA, REPUBLIC OF

Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- Und Silber-Scheideanstalt Gmbh	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Ojsc "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (Ojsc Krastsvetmet)	RUSSIAN FEDERATION
Gold	Ojsc Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Pamp S.A.	SWITZERLAND
Gold	Pan Pacific Copper Co Ltd.	JAPAN
Gold	Planta Recuperadora De Metales Spa	CHILE
Gold	Prioksky Plant Of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Pt Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Px Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Pmr B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	Saamp	FRANCE
Gold	Safimet S.P.A	ITALY
Gold	Safina A.S.	CZECHIA
Gold	Samdok Metal	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus Zfs (L’Orfebre, Sa)	COLOMBIA
Gold	Saxonia Edelmetalle Gmbh	GERMANY
Gold	Sempsa Joyeria Plateria S.A.	SPAIN
Gold	Shyolkovsky	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Sungeel Himetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.P.A	ITALY
Gold	Takehara Refinery	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN
Gold	The Refinery Of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tony Goetz Nv	BELGIUM
Gold	Too Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/A The Perth Mint)	AUSTRALIA
Gold	Wieland Edelmetalle Gmbh	GERMANY

Gold	Xstrata	CANADA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhao Yuan Gold Smelter Of Zhongjin	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Cid000092	JAPAN
Tantalum	D Block Metals, Llc	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F & X	CHINA
Tantalum	Fir Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf Gmbh	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Tantalum And Niobium Gmbh	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Kemet Blue Metals	MEXICO
Tantalum	Lsm Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt. Ltd. (Mpil)	INDIA
Tantalum	Mineracao Taboca Sa	BRAZIL
Tantalum	Mitsui Mining And Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Npm Silmet As	ESTONIA
Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Quantumclean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria E Comércio Ltda.	BRAZIL
Tantalum	Rfh Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Taniobis Smelting Gmbh & Co. Kg	GERMANY
Tantalum	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Xinxing Haorong Electronic Material Co., Ltd.	CHINA
Tin	Brand Rbt	INDONESIA
Tin	Chenzhou Yunxiang Mining And Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Cookson	UNITED STATES OF AMERICA

Tin	Crm Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	Crm Synergies	SPAIN
Tin	Cv Venus Inti Perkasa	INDONESIA
Tin	Dongguan Ciexpo Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa Metaltech Co., Ltd.	JAPAN
Tin	Electro-Mechanical Facility Of The Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Enaf	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho De Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry And Trade Llc	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Liuzhhou China Tin	CHINA
Tin	Maanshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu'S Minerais Metais E Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (Msc)	MALAYSIA
Tin	Melt Metais E Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Precious Minerals And Smelting Limited	INDIA
Tin	Pt Aries Kencana Sejahtera	INDONESIA
Tin	Pt Artha Cipta Langgeng	INDONESIA
Tin	Pt Atd Makmur Mandiri Jaya	INDONESIA
Tin	Pt Bangka Serumpun	INDONESIA
Tin	Pt Menara Cipta Mulia	INDONESIA
Tin	Pt Mitra Stania Prima	INDONESIA
Tin	Pt Prima Timah Utama	INDONESIA
Tin	Pt Timah (Persero) Tbk Mentok	INDONESIA
Tin	Pt Timah Tbk Kundur	INDONESIA
Tin	Pt Tinindo Inter Nusa	INDONESIA
Tin	Resind Indústria E Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining And Metallurgy Co., Ltd.	VIET NAM

Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia E Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Yunfan Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Tungsten Corp.	JAPAN
Tungsten	Acl Metais Eireli	BRAZIL
Tungsten	Artek Llc	RUSSIAN FEDERATION
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin Raremetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co Ltd	CHINA
Tungsten	Gtp	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting Gmbh & Co. Kg	GERMANY
Tungsten	H.C. Starck Tungsten Gmbh	GERMANY
Tungsten	Human Chun-Chang Non-Ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, Jsc	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gaoan Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jsc "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Kgets Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical Llc (Mtc)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining Llc	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau Und Hütten Ag	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Zhangyuan Tungsten Co Ltd	CHINA

Schedule B
Countries of Origin List

Australia	Mauritania
Austria	Mongolia
Benin	Mozambique
Bolivia	Myanmar
Bolivia (Plurinational State of)	Nicaragua
Brazil	Niger
Burundi	Nigeria
Chile	Peru
China	Portugal
Colombia	Russian Federation
Congo, Democratic Republic of	Rwanda
Ecuador	Sierra Leon
Eritrea	South Africa
Ethiopia	Spain
Ghana	Swaziland
Guinea	Taiwan
Guyana	Thailand
India	Togo
Indonesia	Uganda
Laos	United Kingdom of Great Britain and Northern Ireland
Madagascar	Uzbekistan
Malaysia	Venezuela
Mali	Vietnam